PATENT RIGHTS PURCHASE AND ASSIGNMENT AGREEMENT

This Patent Rights Purchase and Assignment Agreement (the “Agreement”) is entered into as of January 11, 2018 (the “Effective Date”), by and between XpresSpa Group, Inc., a Delaware corporation, with principal place of business at 780 Third Avenue – 12th Floor, New York, New York 10017 (“Seller”), Crypto Currency Patent Holding Company LLC, a Delaware limited liability company, with principal place of business at 11601 Wilshire Blvd., Ste. 500, Los Angeles, California 90025 (“Buyer”) and Marathon Patent Group, Inc., the owner of all of Buyer’s issued and outstanding capital and a Nevada corporation, with principal place of business at 11601 Wilshire Blvd., Ste. 500, Los Angeles, California 90025 (“MARA”) (each of Seller, Buyer and MARA, a “Party”, and collectively, the “Parties”).

WHEREAS, Seller is sole owner of, and has the right to assign, the Assigned IP Rights, as defined below;

WHEREAS, Buyer desires to acquire the entire and exclusive right, title, and interest in and to the Assigned IP Rights throughout the world; and

WHEREAS, Seller is willing to assign to Buyer all right, title, and interest in and to the Assigned IP Rights.

Now therefore, in consideration of the premises and covenants herein contained, Buyer and Seller agree as follows:

Section 1.	Assignment

1.1	Seller hereby irrevocably assigns, sells, grants, transfers and conveys and agrees to assign, sell, grant, transfer, and convey to Buyer, and Buyer hereby accepts and receives from Seller, all right, title, and interest in and to the patent assets listed in Schedule 1 of Exhibit A to this Agreement (the “Assigned IP”), including all inventions and discoveries claimed therein, all rights entitled by the original owner of the Assigned IP, all rights to collect royalties under the Assigned IP, all past, present, and future rights to sue, causes of action and enforcement rights of any type or nature whatsoever, whether known, unknown, currently pending, filed, or otherwise, for the Assigned IP, including claims for damages, injunctive relief and other remedies for past, current and future infringement thereof (all of the above to the extent such damages, relief, and/or rights are not already paid, awarded or contractually owed to Seller, its affiliates, any predecessor of Seller or Seller’s affiliates, or any prior owner or licensee of the Assigned IP), for Buyer’s own use and for the use of its assigns, successors, and legal representatives, to the full end of the term of the Assigned IP (collectively, the “Assigned IP Rights”), in accordance with the Assignment attached as Exhibit A hereto (the “Assignment”). As described in Exhibit C hereto, Buyer acknowledges that (i) certain licenses, covenants not to sue, and releases have been entered into or provided under the Assigned IP prior to the Effective Date (the “Existing Encumbrances”), (ii) certain entities have received licenses and/or covenants not to sue under the Existing Encumbrances pursuant to which such entities are authorized to engage in acts that would, absent the applicable Existing Encumbrances, constitute infringement of the Assigned IP, and (iii) certain entities have been released pursuant to the Existing Encumbrances from claims of past infringement under the Assigned IP where such infringement occurred prior to the date of the applicable Existing Encumbrances. Buyer further acknowledges that it acquires the Assigned IP Rights subject to the Existing Encumbrances including, but not limited to, licenses, covenants not to sue, and releases.

1.2	Seller shall, without charge to Buyer but at Seller’s expense, both before and after payment of the consideration specified in Section 2.1 below, execute, verify, acknowledge, have authenticated and deliver all such further documents, including instruments of transfer and assignment papers, and take all other reasonable actions, that Buyer may reasonably require to implement the assignments in Section 1.1 above or the Assignment as needed to vest full and complete title to the Assigned IP Rights in Buyer. As part of and to evidence this Agreement, Buyer shall record in the U.S. Patent and Trademark Office, (the “PTO”) U.S. Copyright Office, authorized U.S. registrars, and foreign patent, trademark, copyright and registrar offices around the world, as applicable, Schedule 1, where it may be open for public inspection. Seller hereby authorizes and requests the Director of the PTO, the Registrar of the U.S. Copyright Office, and any official of any foreign country whose duty it is to issue patents, trademarks, copyrights on the applications included in the Assigned IP, to, as applicable, issue all Letters Patent for the inventions disclosed therein, to issue registrations for the marks included in the Assigned IP, to issue registrations for the works included in the Assigned IP, respectively, to Buyer, its successors and assigns, in accordance with the terms of this Agreement. In addition, at the reasonable request of Buyer, Seller will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

1.3	In the event that Buyer is unable for any reason whatsoever to secure Seller’s signature to any documents to which Buyer is entitled under Section 1.2 above, Seller hereby irrevocably designates and appoints Buyer and its duly authorized officers and agents, as Seller’s agents and attorneys-in-fact to act for and on its behalf and instead of it, to execute and file any such document and to do all other lawfully permitted acts to further and/or effect the purposes of Section 1.2 above with the same legal force and effect as if executed by Seller.

1.4	Seller agrees to cooperate with Buyer after the Effective Date (a) at Seller’s expense, to provide all files and documents in Seller’s possession or control relating to the Assigned IP Rights to the extent requested by Buyer, including without limitation patent prosecution files, and (b) at Buyer’s expense (provided such expenses are reasonable and preapproved in writing by Buyer, such approval not to be unreasonably withheld or delayed) to cooperate with Buyer in perfecting this Assignment in the United States and all foreign jurisdictions. Further, in the event Buyer subsequently assigns any of the Assigned IP Rights to any of Buyer’s assignees, Seller agrees to cooperate with such assignees at the such assignees’ expense after the date of such assignment to perfect the assignment in the United States and all foreign jurisdictions. Other than if Buyer brings an action against Seller or its affiliates, without Buyer’s prior written consent, Seller will not (and will not aid or assist any third party to) challenge the validity or enforceability of the Assigned IP Rights or engage in any analysis for a third party regarding infringement or noninfringement of the Assigned IP Rights, except to the extent compelled by a subpoena, court of law, the PTO, or any other tribunal of competent jurisdiction.

1.5	Buyer hereby grants to Seller, solely under the Assigned IP (and not under any other patent or patent application owned or controlled by Buyer), and for the lives thereof, a royalty-free, paid up, perpetual, irrevocable, non-exclusive, non-sublicensable, non-transferable (by operation of law or otherwise), worldwide right and license to practice the claimed invention of the Assigned IP and to make, have made, use, license, sell, offer to sell, import and export any product or service (the “License Back”). Notwithstanding the foregoing, the License Back will not cover any foundry or contract manufacturing activities and will expressly exclude any products or services manufactured, produced or provided by Seller on behalf of any person that is not Seller from designs received in substantially completed form from a source other than Seller. Any transfer or attempted transfer of the License Back will be void.

Section 2.	Payment and Communication

2.1	As consideration for the assignment of the Assigned Patent Rights, within three (3) business days following the Effective Date, (a) Buyer shall deliver to Seller payment in the amount of Two Hundred Fifty Thousand Dollars (US$250,000) and (b) MARA shall deliver to Seller Two Hundred Fifty Thousand (250,000) shares (the “Registrable Securities”) of its common stock, par value $0.0001 per share (the “Common Stock”). Simultaneously with Buyer’s delivery of payment to Seller, Seller shall execute and deliver (a) to Buyer the Assignment, as duly notarized, which Buyer may record, at its election and (b), to MARA, the lockup agreement substantially in the form attached as Exhibit D hereto.

(a)	If at any time MARA has registered or has determined to register any of its securities for its own account or for the account of other security holders of MARA on any registration form (other than Form S-4 or S-8, and excluding the S-3 filed on 12/18/17) which permits the inclusion of the Registrable Securities (a “Piggyback Registration”), MARA will give Seller written notice thereof promptly and, subject to Section 2.1(b), shall include in such registration all Registrable Securities requested to be included therein pursuant to the written request of Seller received within 1 day after delivery of MARA’s notice. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of MARA, and the managing underwriters advise MARA and Seller that in their reasonable opinion the number of shares of Common Stock and other Registrable Securities proposed to be included in such registration exceeds the number of shares that can be sold in an underwritten offering without materially delaying or jeopardizing the success of the subject offering (including the offering price per share), MARA shall include in such registration: (i) first, the number of shares of Common Stock that MARA proposes to sell; and (ii) second, the number of Registrable Securities requested to be included therein by Seller. If any Piggyback Registration is a primary or secondary underwritten offering, MARA shall have the right to select, in its sole discretion, the managing underwriter or underwriters to administer any such offering.

(b)	To the extent the staff of the Securities and Exchange Commission (the “SEC”) does not permit all of the Registrable Securities to be registered pursuant to this Agreement, MARA shall promptly inform the Seller and MARA shall register the maximum number of Registrable Securities as permitted by the SEC. Notwithstanding any other provision of this Agreement, if any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff ( the “SEC Guidance”) sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular registration statement as a secondary offering (and notwithstanding that MARA used best efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities to be registered on such registration statement will be reduced to comply with the SEC Guidance.

2.2	Payments under this Agreement shall be made via wire transfer, without deduction of taxes or banking fees of any kind, per wire account information provided by Seller and set forth on the confidential Exhibit B attached hereto.

2.3	Seller shall pay all taxes (including without limitation, sales and value added taxes) imposed on Seller by the national government, and any state, local or other political subdivision thereof, of any country/region in which Seller is subject to taxation, as the result of Buyer’s furnishing consideration hereunder.

2.4	Notices and other communications relevant to this Agreement or to any of the Assigned IP Rights shall be sent by electronic mail or by registered or certified mail to the following address, or to such other address as may be given by notice hereafter, and shall be effective upon sending, if sent by electronic mail, as proven by electronic date stamp, or upon receipt if sent by registered or certified mail, as proven by a post office delivery receipt:

For Seller:	XpresSpa Group, Inc.
780 Third Avenue – 12th Floor
New York, New York 10017
Attention: Legal

With a copy to:	legal@formholdings.com

For Buyer:	Crypto Currency Patent Holding Company LLC
11601 Wilshire Blvd., Ste. 500
Los Angeles, California 90025
Attention: Merrick D. Okamoto, Chief Executive Officer

With a copy to:	Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Floor
New York, NY 10036
Attention: Harvey Kesner

For MARA:	Marathon Patent Group, Inc.
11601 Wilshire Blvd., Ste. 500
Los Angeles, California 90025
Attention: Merrick D. Okamoto, Interim Chief Executive Officer

With a copy to:	Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Floor
New York, NY 10036
Attention: Harvey Kesner

Section 3.	Representations, Warranties and Covenants

3.1	Corporate Authority. Seller represents and warrants to Buyer and its assignees and Buyer and MARA represents and warrants to Seller that:

(a)	it has the requisite legal right, power, and authority to execute, deliver, and perform this Agreement without further action, consent or authority from any other person or entity; and

(b)	this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

MARA represents to Seller that the Common Stock has been duly and validly authorized, and is duly and validly issued.

3.2	Patent Prosecution. Seller represents and warrants to Buyer and its assignees that, to the Seller’s knowledge, neither the inventors of the Assigned IP nor their counsel:

	(a)	failed to disclose any material, non-cumulative prior art references to the PTO or any foreign patent offices requiring such disclosure in connection with the prosecution of the Assigned IP;

	(b)	made any material misstatements or misrepresentations to the PTO or any foreign patent offices in connection with the prosecution of the Assigned IP; or

	(c)	engaged in any act or omission inconsistent with the duty of candor to the PTO.

3.3	Other Matters. Seller represents and warrants to Buyer and its assignees that:

	(a)	Seller has good and marketable title to the Assigned IP Rights (including without limitation all right, title, and interest in the Assigned IP Rights and the exclusive right to sue for past, present and future infringements thereof);

(b)	Seller has the full right and power to assign all Assigned IP Rights;

(c)	other than as set forth in Exhibit C, the Assigned IP Rights are free and clear of all title defects, liens, security interests, mortgages, covenants not sue, claims, and/or other encumbrances of any kind whether threatened, pending or otherwise, held or claimed by anyone and Seller is not aware of any facts or circumstances likely to give rise to any of the foregoing, except as listed in Exhibit C, attached hereto;

(d)	except as set forth on Exhibit C, to Seller’s knowledge, none of the Assigned IP Rights: (i) is subject to any unexpired license or covenant not to sue granted to any person or entity; (ii) is subject to any legal, administrative or arbitration proceeding threatened, filed or pending that challenges its validity, enforceability or patentability; or (iii) is subject to any threatened, filed or pending action, suit, investigation claim, and/or other legal, administrative or arbitration proceeding other than the pending application set forth in Schedule 1 of Exhibit A;

(e)	the Assigned IP has been duly maintained in accordance with the requirements of the PTO, all maintenance and issue fees associated with any of the Assigned IP Rights have been timely paid as of the Effective Date;

(f)	to the best of Seller’s knowledge, the inventions and discoveries described in the Assigned IP were made solely by the inventor(s) named in the Assigned IP, without misappropriation of any trade secrets, confidential information, or other rights of any person, and no other party has any rights with respect to any such inventions or to the Assigned IP;

(g)	Seller has not entered and shall not enter into any agreement that would materially impair or conflict with its obligations hereunder, and this Agreement will not result in a breach of any agreement to which Seller is bound;

(h)	except for the Existing Encumbrances agreed to by Seller, there has been no other sale, transfer, assignment or other grant of rights under the Assigned IP Rights by Seller (or any of its affiliates) or any other agreement by Seller (or any of its affiliates) that affects, in any manner, title to, or Buyer’s enjoyment of, the Assigned IP Rights or the underlying inventions, including without limitation an assignment by Seller of full or partial rights in or to one or more of the Assigned IP Rights, a license granted by Seller, immunity granted by Seller, government grant by Seller, submission or identification to any standards setting body by Seller, covenant not to sue granted by Seller, or any other restriction on the rights relating to one or more of the Assigned IP Rights by Seller (collectively, “Encumbrances”), or a commitment, obligation, right, or option to grant or obtain an Encumbrance by Seller;

(i)	during the time that the Assigned IP has been owned by the Seller, and for all other times to the best of Seller’s knowledge, none of the Assigned IP Rights has been asserted against any third party, in licensing or litigation, in a manner in which the third party (i) has been accused of infringing the Assigned IP or (ii) has standing to bring a declaratory judgment action;

(j)	during the time that the Assigned IP has been owned by the Seller, and for all other times to the best of Seller’s knowledge, none of the Assigned IP Rights have been, or are, the subject of any litigation, ex parte reexamination, reissue or interference proceeding, other inter partes legal proceedings, including inter partes reexam, inter partes review, post grant review, or covered business method review, or any other legal proceeding challenging the validity, enforceability, or ownership of the Assigned IP Rights before any tribunal of competent jurisdiction;

(k)	during the time that the Assigned IP has been owned by the Seller, and for all other times to the best of Seller’s knowledge, there is no pending or threatened claim that the practice of the inventions described in the Assigned IP Rights infringes any patents or patent applications of any third party; and

(l)	to the best of Seller’s knowledge, other than claims being rejected during prosecution before the PTO, no patent claim in the Assigned IP has been found to be invalid or unenforceable, in whole or in part, for any reason, in any administrative, arbitration, or judicial proceeding before a tribunal of competent jurisdiction;

(m)	following reasonable due diligence and investigation, other than for U.S. Patent Nos. 9,300,724 and 9,374,280, Seller does not possess, and cannot locate, the original ribbon copy for the Assigned IP and, in the event that Seller locates such ribbon copy following the Effective Date, Seller will promptly forward the ribbon copy to Buyer;

(n)	all documents relating to the Assigned IP supplied by Seller to Buyer are originals or true and correct copies of the originals; and

(o)	to the best of Seller’s knowledge, none of Seller and/or its agents and representatives has misrepresented or improperly failed to disclose the Assigned IP Rights to a standard setting organization or otherwise knowingly acted or omitted to perform any necessary act which would result in the invalidation of any Assigned IP Rights or otherwise hinder the enforcement of the Assigned IP Rights.

Section 4.	Disclaimers, Limitations and Indemnification

4.1	Disclaimers. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3 ABOVE, AND EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

4.2	Limitations. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, MULTIPLIED, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOST DATA, LOST PROFITS, OR LOST REVENUE ARISING FROM OR RELATING TO THIS AGREEMENT HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. OTHER THAN WITH REGARD TO THE INDEMNIFICATION OBLIGATION UNDER SECTION 4.3(b), OR AN INTENTIONAL MISPREPRESENTATION BY SELLER WITH REGARD TO SECTION 3.3, THE TOTAL CUMULATIVE LIABILITY OF EITHER PARTY TO THE OTHER PARTY ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT OR TORT OR OTHERWISE, INCLUDING ANY INDEMNIFICATION OBLIGATION UNDER SECTION 4.3(a), WILL NOT EXCEED THE AMOUNT RECEIVED BY SELLER UNDER THIS AGREEMENT, CONSISTING OF THE CASH AMOUNT AND VALUE OF THE REGISTRABLE SECURITIES, WHICH FOR EACH SHARE OF COMMON STOCK SHALL BE BASED ON THE CLOSING PRICE OF SUCH SHARE ON THE DATE THAT SUCH SHARE IS FREELY TRADEABLE ON THE NASDAQ BY SELLER AND NOT SUBJECT TO ANY RESTRICTIONS UNDER THIS AGREEMENT INCLUDING EXHIBIT D.

4.3	Indemnification.

(a)	Subject to the total cumulative liability limitation set forth in Section 4.2, Seller shall defend, indemnify and hold harmless Buyer and its affiliates, and their respective directors, officers, managers, members, agents and employees from and against any and all claims, losses, costs, expenses, damages or other liabilities (including reasonable attorneys’ fees), arising out of, relating to, or based upon any breach of Seller’s representations and warranties in Section 3.3.

(b)	Buyer shall defend, indemnify and hold harmless Seller and its affiliates, and their respective directors, officers, managers, members, agents and employees from and against any and all claims, losses, costs, expenses, damages or other liabilities (including reasonable attorneys’ fees), arising out of, relating to, or based upon:

(1) Buyer or its affiliates bringing a lawsuit or any claims related to any of the Assigned IP against the entities listed in Exhibit C, or

(2) Buyer or its affiliates seeking royalties, money or any other consideration for the Assigned IP from the entities listed in Exhibit C through lawsuit, licensing, arbitration or any other proceeding.

(c)	A Party that is entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Party upon receiving notice of the claims, suits or proceedings and (ii) have the right to retain counsel of its own choice to represent it with the prior written approval of the indemnifying party, which shall not be unreasonably withheld or delayed. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the indemnified Party to collect such claims from the indemnifying Party so long as such failure to so notify does not materially adversely affect the indemnifying Party’s ability to defend such claim against a third party. The indemnifying Party shall assume the defense of and settlement for the indemnified Party. Without the prior written consent of the indemnified Party, which shall not be unreasonably withheld or delayed, the indemnifying Party shall not, settle or compromise any claim, or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (a) includes, as an unconditional term thereof, the giving by the claimant to the indemnified Party of an unconditional release from all liability in respect of such claim, and (b) does not contain any factual or legal admission by or with respect to any of the indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any of the indemnified Party or any action or inaction of any of the indemnified Party.

4.4	With regard to Existing Encumbrances, Buyer shall require any subsequent owner of the Assigned IP to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Buyer would be required to perform if no such change in ownership of the Assigned IP had taken place.

Section 5.	Miscellaneous

5.1	As between Buyer and Seller, Buyer, as the acquirer of all right, title, and interest in the Assigned IP and related rights, has sole discretion whether or not to institute any action or suit against third parties for infringement (including without limitation past, present and future infringement) of, or any other proceeding related to, the Assigned IP or to defend any action or suit, or other proceeding brought by a third party that challenges or concerns the patentability, validity, enforceability, priority, title, scope, or applicability of the Assigned IP. Seller’s sole responsibility or duty in connection with such an action or suit shall be to cooperate with Buyer as stated in Sections 1.2 and 1.4 above.

5.2	This Agreement shall not be binding upon the Parties until it has been signed herein below and delivered by an authorized representative of each Party. Buyer may assign this Agreement in connection with the assignment of the Assigned IP and Assigned IP Rights, provided that Buyer will provide written notice to Seller within thirty (30) days of such an assignment. This Agreement shall be binding on, and shall inure to the benefit of, the Parties and their respective successors and assigns. No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed as aforesaid.

5.3	If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the Parties.

5.4	This Agreement, including its formation, shall be governed by and construed, and the legal relations between the Parties hereto shall be determined, in accordance with the law of the State of New York, United States of America, as such law applies to contracts signed and fully performed in such State, without regard to the principles of conflicts of law thereof. As part of the consideration received hereunder, each of the Parties hereby consents to the exclusive jurisdiction of the United States Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Agreement.

5.5	The headings of sections are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.6	Neither Party shall disclose the terms of this Agreement to any third party, without the prior written consent of the other Party. This obligation is subject to the following exceptions: (a) disclosure is permissible if required by government or court order, discovery request or subpoena, provided: (i) that the disclosing Party first gives the other Party prior written notice in order to enable that Party to seek a protective order (or other equivalent protection) and such permissible disclosure is limited to the terms legally required to be disclosed, and (ii) any such disclosure is subject to protective order, with such permissible disclosure protected under an “Outside Attorneys Eyes Only” or higher confidentiality designation; (b) disclosure is permissible if otherwise required by any applicable SEC or securities exchange rules or regulations, and such permissible disclosure is limited to the terms legally required to be disclosed; (c) each Party may disclose this Agreement or its contents to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, and financial advisors; (d) Buyer may disclose this Agreement or its contents to any potential licensees or assignees of the Assigned IP and Assigned IP Rights, provided that all such potential licensees or assignees agree to terms of confidentiality substantially similar to those set forth in this Section 5.6; (e) Buyer may disclose this Agreement or its contents in order to perfect Buyer’s interest in the Assigned IP Rights with any governmental patent office, or, provided that any person to whom the Agreement or its contents are disclosed agrees to terms of confidentiality substantially similar to those set forth in this Section 5.6, to enforce Buyer’s right, title and interest in and to the Assigned IP Rights; and (f) the Parties may disclose information related to the tax treatment or tax structure of the transaction to the extent required by the relevant tax authorities.

5.7	This Agreement, including the exhibits and schedules attached hereto, embodies the entire understanding of and agreement between the Parties with respect to the Assigned IP Rights and merges and supersedes all prior agreements, understandings, negotiations, and discussions between the Parties. Neither Party shall be bound by any condition, definition, warranty, understanding, or representation with respect to the subject matter hereof other than as expressly provided herein.

5.8	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

5.9	Nothing contained herein, or done in pursuance of this Agreement, will constitute the Parties entering into a joint venture, partnership, or franchise or will constitute either Party hereto being the agent for the other Party for any purpose or in any sense whatsoever.

5.10	Neither Party shall be considered the author of this Agreement for the purpose of interpreting any provision herein.

5.11	Each Party acknowledges that it has reviewed this Agreement, including Exhibit A, Exhibit B, Exhibit C and Exhibit D attached hereto, and all related agreements, with its own legal, financial and tax advisors, and has not relied on the other Party or any of the other Party’s advisors with respect to such matters.

5.12	Except as permitted under Section 5.6, neither Party shall make any public announcement regarding this Agreement without the other Party’s prior written approval, which shall not be unreasonably withheld or delayed.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date. The individuals signing for the Parties represent and warrant that he or she has authority to sign for and enter into this Agreement on behalf of the respective Parties.

SELLER:		BUYER:

XpresSpa Group, Inc.		Crypto Currency Patent Holding Company LLC

By:	/s/ Andrew Perlman	By:	/s/ Francis Knuettel II
Name:	Andrew Perlman	Name:	Francis Knuettel II
Title:	Chief Executive Officer	Title:	Authorized Person

Date:	January 11, 2018	Date:	January 11, 2018

MARA:

Marathon Patent Group, Inc.

By:	/s/ Francis Knuettel II
Name:	Francis Knuettel II
Title:	Chief Financial Officer

Date:	January 11, 2018

Exhibit A

Patent Assignment

This patent assignment (“Assignment”) is entered into as of January 11, 2018 (the “Effective Date”), by and between XpresSpa Group, Inc., a Delaware corporation, with principal place of business at 780 Third Avenue – 12th Floor, New York, New York 10017 (“Seller”), and Crypto Currency Patent Holding Company LLC, a Delaware limited liability company, with principal place of business at 11601 Wilshire Blvd., Ste. 500, Los Angeles, California 90025 (“Buyer”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably assigns, sells, grants, transfers and conveys, and Buyer hereby accepts and receives, all right, title, and interest in and to:

(a)	the patents and patent applications identified in Schedule 1 of Exhibit A attached hereto (the “Listed Patents”);

(b)	all inventions and discoveries claimed in the Listed Patents;

(c)	all rights entitled by the original owner of the Listed Patents;

(d)	all rights to collect royalties under the Listed Patents; and

(e)	all past, present, and future rights to sue, causes of action and enforcement rights of any type or nature whatsoever, whether known, unknown, currently pending, filed. or otherwise, for the Listed Patents, including claims for damages, injunctive relief and other remedies for past, current and future infringement thereof (all of the above to the extent such damages, relief, and/or rights are not already paid, awarded or contractually owed to Seller, its affiliates or any predecessor of Seller or Seller’s affiliates).

The terms and conditions of this Assignment will inure to the benefit of Buyer, its successors, assigns, and other legal representatives and will be binding upon Seller, its successors, assigns, and other legal representatives.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of the Effective Date. The individuals signing for the parties represent and warrant that he or she has authority to sign for and enter into this Assignment on behalf of the respective parties.

Seller:		Notary Seal:

XpresSpa Group, Inc.

By:	/s/ Andrew Perlman
Name:	Andrew Perlman
Title:	Chief Executive Officer

Date:	January 11, 2018

Buyer:

Crypto Currency Patent Holding Company LLC

By:	/s/ Francis Knuettel II
Name:	Francis Knuettel II
Title:	Authorized Person

Date:	January 11, 2018

SCHEDULE 1

PATENTS AND PATENT APPLICATIONS

2014/0094148

9,401,850

9,294,365

9,300,724

9,374,280

EXHIBIT B

CONFIDENTIAL – Wire Information

EXHIBIT C

1.	ASUSTek Computer Inc. (and their affiliates)
2.	ZTE Corp. (and their affiliates)
3.	Foreign telecommunications company (and their affiliates)

EXHIBIT D

LOCK-UP AGREEMENT

Marathon Patent Group, Inc.

11601 Wilshire Blvd., Ste. 500

Los Angeles, California 90025

January 11, 2018

Ladies and Gentlemen:

XpresSpa Group, Inc. (“XpresSpa”) (the “undersigned”) is a beneficial owner of Two Hundred Fifty Thousand (250,000) shares of common stock (the “Shares”) of Marathon Patent Group, Inc., a Nevada corporation (the “Company”) issued pursuant to the Patent Rights Purchase and Assignment Agreement by and among the undersigned, the Company and Crypto Currency Patent Holding Company LLC, dated January 11, 2018 (the “Purchase Agreement”). As described in the Purchase Agreement, and subject to the terms and conditions thereof, the Company has agreed to register the Shares for resale pursuant to a Piggyback Registration (as defined in the Purchase Agreement).

1. Lockup. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, other than as set forth in Section 2, below, the undersigned agrees, for the benefit of the Company, that, during the period beginning January 11, 2018 and ending on July 11, 2018 (the “Lockup Period”), the undersigned will not directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any Shares, beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Shares, whether or not any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Shares.

2. Leak-Out Provision. Notwithstanding the lockup provisions of Paragraph 1, beginning on the date the Shares are registered for resale and every day thereafter, one twentieth (1/20) of the Shares subject to this Letter Agreement shall be released from the restrictions contained herein and may be freely sold, transferred, traded or otherwise disposed of. Notwithstanding the lockup provisions of Paragraph 1, in the event that any Shares are not registered for resale on the 6 months anniversary of the Shares being issued to the undersigned (“Six-Month Date”), the undersigned may sell, transfer, trade or otherwise dispose of one twentieth (1/20) of the Shares on the Six-Month Date and every day thereafter.

3. Permitted Transfer. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any Shares: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any Shares subject to the provisions of this Letter Agreement or (v) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change in control of the Company. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

4. Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York. The undersigned hereby consents to the exclusive jurisdiction of the United States Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this Letter Agreement.

5. Miscellaneous. This Letter Agreement will become a binding agreement among the undersigned as of the date hereof. This Letter Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of the Company and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Letter Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Letter Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

XpresSpa Group, Inc.

By:	/s/ A. Nyrkovskaya
Name:	A. Nyrkovskaya
Title:	Chief Financial Officer

Number of Shares owned: ________

Certificate Numbers: _____________________________

Accepted and Agreed to:

MARATHON PATENT GROUP, INC.

By:	/s/ Francis Knuettel II
Name:	Francis Knuettel II
Title:	Chief Financial Officer